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
    CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES
                         EXHIBIT 12
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         For the Years Ended December 31,
                                                         ---------------------------------------
                                                             1997         1996         1995
                                                         ---------------------------------------
Income from continuing operations                           5,682,946    7,604,915    7,593,506
Add:
  Income taxes                                              3,599,430    4,085,610    3,865,179
  Portion of rents representative of interest factor          140,491      129,223      182,211
  Interest on indebtedness                                  3,269,479    2,907,314    2,848,567
  Amortization of debt discount and expense                   119,401      120,345      109,399
                                                         ---------------------------------------
  Earnings as adjusted                                     12,811,747   14,847,407   14,598,862
                                                         =======================================
Fixed Charges
  Portion of rents representative of interest factor         $140,491     $129,223     $182,211
  Interest on indebtedness                                  3,269,479    2,907,314    2,848,567
  Amortization of debt discount and expense                   119,401      120,345      109,399
                                                         ---------------------------------------
  Fixed Charges                                            $3,529,371   $3,156,882   $3,140,177
                                                         =======================================
Ratio of Earnings to Fixed Charges                               3.63         4.70         4.65
                                                         =======================================


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